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                                                        Exhibit 3.3


                      RESTATED CERTIFICATE OF INCORPORATION

                       OF CROWLEY NEW HOLDING CORPORATION

                  Crowley New Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

                  FIRST: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 4, 1991.

                  SECOND: This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  THIRD: The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                                       I.

                  The name of the corporation is CROWLEY NEW HOLDING
         CORPORATION.

                                      II.

                  The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.

                  The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

                  A. The total number of shares of stock which the corporation shall have the authority to issue is 5,000,000, of which 4,485,000 shares shall be designated Common Stock, $.01 par value per share (the "Common Stock"), 315,000 shares shall be designated Series A Junior Convertible Preferred Stock, $100 par value per share (the "Series A Stock"), and 200,000 shares shall be designated Series B Preferred Stock, $100 par value per share (the "Series B Stock").

                  B. The Board of Directors may not approve, with respect to the Common Stock or the Series A Stock, any stock split, stock dividend, liquidating dividend, reclassification, subdivision, combination or other such transaction that would
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         affect the relative voting rights of the Series A Stock and the Common
         Stock unless an appropriate adjustment to avoid such effect on voting rights is made. The Board of Directors may not approve, with respect to the Series A Stock, any stock split, stock dividend, liquidating dividend, reclassification, subdivision, combination or other such transaction if such transaction would affect disproportionately any of the rights, preferences or privileges upon conversion of the Series A Stock to Common Stock.

                  C. The rights, preferences, privileges, restrictions and other matters relating to the Series A Stock are as follows:

                  1.       Definitions.

                           As used herein with respect to the Series A Stock,
                  the following terms shall have the following meanings:

                           a. The term "Junior Stock" shall mean the Common
                  Stock and any other class or series of stock of the corporation hereafter authorized or created over which the shares of Series A Stock have preference or priority in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

                           b. The term "parity" shall mean the shares of any
                  class or series of stock of the corporation in equal ranking with the shares of Series A Stock in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

                  2.       Designation and Number of Shares.

                           Each share of Series A Stock shall be identical in
                  all respects to every other share of Series A Stock. Shares acquired by the corporation shall be cancelled and shall revert to authorized but unissued shares of Series A Stock.

                  3.       Dividend Rights.

                           a. Holders of Series A Stock, in preference to the
                  holders of any Junior Stock, shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of $5.00 per share per annum, and no more, payable annually on July 1 of each year to stockholders of record as of the fifteenth day of the month immediately preceding the payment date. If any dividend payment date shall fall on a Saturday, Sunday or holiday as determined by the corporation, then such dividend payment date shall be the first succeeding day that is not a Saturday, Sunday or holiday as determined by the corporation. The first such dividend shall not be paid until July 1, 1993, but it shall include the full dividend accrued from July 1, 1992 through such date. No dividend whether in cash or property shall be paid or declared, nor shall any other distribution be made, for any annual dividend period on any shares of any class or series of stock of the corporation ranking on a parity with Series A Stock unless at the same time a


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                  dividend or other distribution for the same annual dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid, or declared and set apart for, or made, on all shares of Series A Stock then issued and outstanding and entitled to receive such dividend or other distribution.

                           b. So long as any shares of Series A Stock shall be
                  outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock be purchased, redeemed, or otherwise acquired for value by the corporation or any subsidiary of the corporation, unless all cumulative dividends on the shares of Series A Stock for all past annual dividend periods and for the then current annual period shall have been paid or declared and a sum sufficient for the payment thereof set apart therefor, except that the corporation may purchase, redeem or otherwise acquire for value shares of Junior Stock pursuant to the corporation's obligations created under (i) all employee benefit plans and programs that were adopted or implemented by Crowley Maritime Corporation ("CMC") prior to August 1, 1992 and assumed or adopted by the corporation, and all agreements related thereto; (ii) all agreements that were entered into prior to August 1, 1992 between (1) the corporation and certain employees and former employees of CMC and (2) CMC and certain employees and former employees of CMC and assumed or adopted by the corporation, pursuant to which such persons in each case may require the corporation to purchase shares of Common Stock; and (iii) all amendments, changes and modifications of the foregoing plans, programs and agreements, or any of them, heretofore or hereafter adopted or approved from time to time by the Board of Directors.

                           c. Subject to the foregoing and to any further
                  limitations prescribed in accordance with this Restated Certificate of Incorporation, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any Junior Stock, and shares of Series A Stock shall not be entitled to share therein.

                           d. All unpaid cumulative dividends on the Series A
                  Stock shall bear interest ("Series A Unpaid Dividend Interest") at the rate of ten percent (10%) per annum, compounded annually and payable only when all cumulative dividends on the shares of Series A Stock for all past annual dividend periods and for the then current annual period are paid or as otherwise expressly provided in this Article IV, paragraph (C).

                  4.       Voting Rights.

                           Except as otherwise required by law, Series A Stock
                  shall be entitled to vote along with the Common Stock. For such purpose, the holders of shares of Series A Stock shall be entitled to .167 of a vote for each share of Series A Stock held.

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                           Holders of Series A Stock shall be entitled to notice
                  of any stockholders' meeting in accordance with the by-laws of the corporation and shall vote with the Common Stock as a single class upon any matter submitted to a vote of stockholders, except with respect to those matters required by law to be submitted to a class vote, when the Series A Stock shall vote as a separate class rather than with the Common Stock.

                  5.       Liquidation Rights.

                           Upon any voluntary or involuntary liquidation,
                  dissolution or winding up of the corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, but after full payment is made or set aside for the holders of Series B Stock, the holders of Series A Stock shall be entitled to be paid out of the assets of the corporation an amount equal to $100 per share, plus all unpaid cumulative dividends to the date of such payment, whether or not earned or declared, together with Series A Unpaid Dividend Interest thereon, if any, to the date of such payment. After such payment is made in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Series A Stock shall not be entitled to any other payments, and the remaining assets of the corporation, if any, shall be distributed among the holders of Junior Stock according to their respective rights and preferences. If, upon any such liquidation, dissolution or winding up, the assets of the corporation shall be insufficient to make in full the payments provided for herein to the holders of Series A Stock and all other classes and series of stock ranking on a parity with the Series A Stock, then such assets shall be distributed among the holders of Series A Stock and all other classes and series of stock ranking on a parity with the Series A Stock at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation or merger of the corporation with or into any other corporation or corporations or a sale, lease or conveyance (whether for cash, shares of stock, securities or properties) of all or substantially all or any part of the assets of the corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (C)(5) of this Article IV.

                  6.       Redemption.

                           a. The shares of the Series A Stock may be redeemed,
                  in whole or in part, at the option of the corporation, at any time on or after July 1, 1997. The redemption price shall be $100 per share, plus all unpaid cumulative dividends to the date of such redemption, whether or not earned or declared, together with Series A Unpaid Dividend Interest thereon, if any, to the date of such redemption.

                           b. In case of any redemption of shares of the Series
                  A Stock, the corporation shall give notice of such redemption to the holders of the shares of the Series A Stock in the following manner: a notice describing the redemption,


                                       4
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                  the number of shares of Series A Stock of each such holder to be redeemed and the time and place of redemption shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares of the Series A Stock at their respective addresses as the same shall appear upon the books of the corporation, not more than ninety (90) days and not less than sixty (60) days prior to the date fixed for redemption. In the event such notice is not given to any such holder, the failure to give such notice shall not affect the validity of the proceedings for the redemption of any other shares. From and after the date fixed in any such notice as the date of redemption, all dividends and Series A Unpaid Dividend Interest, if any, upon the shares of the Series A Stock called for redemption shall cease to accrue, and all rights of the holders of said shares as stockholders of the corporation shall cease and terminate, except the right to receive the redemption price plus all unpaid cumulative dividends to the specified date of redemption (together with Series A Unpaid Dividend Interest thereon, if any, through the specified date of redemption, but without any other interest) upon surrender of the certificate(s) representing the shares of the Series A Stock. In case less than all shares represented by a certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           c. If less than all of the outstanding shares of
                  Series A Stock are to be redeemed, the number of shares of Series A Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of shares of Series A Stock to be redeemed by a fraction, the numerator of which is the total number of shares of Series A Stock held by such holder and the denominator of which is the total number of shares of Series A Stock outstanding, rounded to the nearest whole share.

                           d. Nothing herein shall prevent the corporation from
                  purchasing shares of any class of Preferred Stock from any holder thereof on such terms as may be negotiated between the corporation and such holder.

                  7.       Conversion.

                           The Series A Stock shall be convertible into Common
                  Stock as follows:

                           a. Definitions. For the purposes of this paragraph
                  (C)(7) of this Article IV the following definitions shall apply:

                                    i. "Issuance Date" shall mean the date on
                           which the corporation first issues any shares of its Series A Stock.

                                    ii. "Conversion Price" shall mean the price,
                           determined pursuant to this paragraph (C)(7) of this
                           Article IV, at which shares of Common Stock shall be deliverable upon conversion of the Series A Stock.

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
                                    iii. "Current Conversion Price" shall mean
                           the Conversion Price immediately before the occurrence of any event, which, pursuant to paragraph
                           (C)(7)(e) of this Article IV, causes an adjustment to the Conversion Price.

                                    iv. "Convertible Securities" shall mean any
                           indebtedness or shares of stock convertible into or exchangeable for Common Stock, including Series A Stock.

                                    v. "Options" shall mean any rights, warrants
                           or options to subscribe for or purchase Common Stock or Convertible Securities.

                                    vi. "Common Stock Outstanding" shall mean
                           the aggregate of all Common Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                                    vii. "Distribution" means the transfer of
                           cash or property by the corporation to its stockholders without consideration, whether by way of dividend or otherwise, except a dividend in shares of the corporation, or the purchase or redemption of its shares for cash or property, including the transfer, purchase, or redemption by a direct or indirect subsidiary of the corporation.

                           b. Automatic Conversion. Immediately upon the closing
                  of the first public offering pursuant to which any Common Stock is sold to the public by the corporation (or selling stockholders, if any) in a firm commitment underwritten public offering registered on Form S-1 (or any successor form) under the Securities Act of 1933, as amended, each share of Series A Stock shall automatically be converted into shares of Common Stock at its Conversion Price then in effect. On and after said conversion date, notwithstanding that any certificates for the Series A Stock shall not have been surrendered for conversion, the shares of Series A Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) with respect to dividends declared but unpaid on such Series A Stock prior to such conversion date. In the event that any holder of Series A Stock presents such holder's certificate therefor for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

                           c. Right to Convert. Each holder of shares of Series
                  A Stock may, at any time after the Issuance Date, convert any or all of such Series A Stock


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                  into fully-paid and non-assessable shares of Common Stock at the Conversion Price in effect at the time of conversion determined as provided herein.

                           Before any holder of Series A Stock shall be entitled
                  to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for such Series A Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Series A Stock represented by such certificate are converted, a certificate representing the shares of Series A Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series A Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                           d. The Conversion Price. The Series A Stock shall be
                  convertible into the number of shares of Common Stock that result from dividing the Conversion Price per share in effect at the time of conversion into $100 for each share of Series A Stock being converted, plus all unpaid cumulative dividends thereon to the date of such conversion, whether or not earned or declared, together with Series A Unpaid Dividend Interest thereon, if any. The Conversion Price for the Series A Stock shall initially be $1,200 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                           e. Adjustments to Conversion Price. Subject to
                  paragraph (C)(7)(e)(ix) of this Article IV, the Conversion Price in effect from time to time shall be subject to adjustment in certain cases as follows:

                                    i. Issuance of Securities. In case the
                           corporation shall at any time after the Issuance Date for the Series A Stock (1) issue or sell any Common Stock without consideration, or for a consideration per share less than the Current Conversion Price for the Series A Stock, or (2) pay or make a dividend or other Distribution on the Common Stock (other than in cash out of retained earnings of the corporation recorded on its book after the Issuance Date) then, and thereafter successively upon each such issuance, sale, dividend or other Distribution, the Current Conversion Price for the Series A Stock shall simultaneously with such issuance, sale, dividend or other Distribution be adjusted to a Conversion Price (calculated to the nearest cent) determined by dividing:

                                             (A) an amount equal to (i) the
                                    total number of shares of Common Stock
                                    Outstanding when the Current Conversion
                                    Price for the


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                                    Series A Stock became effective multiplied
                                    by the Current Conversion Price for the
                                    Series A Stock, plus (ii) the aggregate of the amount of all consideration, if any, received by the corporation for the issuance or sale of Common Stock since the respective Current Conversion Price for the Series A Stock became effective, minus (iii) the aggregate amount of all dividends or Distributions on Common Stock (other than in cash out of retained earnings of the corporation recorded on its books after the Issuance Date) paid by the corporation since the Current Conversion Price for the Series A Stock became effective, by

                                             (B) the total number of shares of
                                    Common Stock Outstanding immediately after such issuance, sale, dividend, or other Distribution.

                           For the purposes of this paragraph (C)(7)(e) of this
                           Article IV, the following provisions shall also be applicable:

                                             (t) Cash Consideration. In case of
                                    the issuance or sale of additional Common
                                    Stock for cash, the consideration received by the corporation therefor shall be deemed to be the amount of cash received by the corporation for such shares (or, if such shares are offered by the corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                                             (u) Non-Cash Consideration. In the
                                    case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this paragraph (C)(7)(e) of this Article IV, of the consideration other than cash received by the corporation for such securities.

                                             (v) Options and Convertible
                                    Securities. In case the corporation shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the


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                                    same are issuable upon the exercise of
                                    Options, as of the date of such issue or
                                    sale) be deemed to be issued and to be
                                    outstanding for the purpose of this
                                    paragraph (C)(7)(e) of this Article IV and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of paragraph
                                    (C)(7)(e)(ii) of this Article IV, no further adjustment of the Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                                             (w) Dividends in Common Stock,
                                    Options or Convertible Securities. In the case of the issuance of additional Common Stock, Options or Convertible Securities as a dividend or as a Distribution on Common Stock, the aggregate number of shares of Common Stock issued (or deemed issued pursuant to paragraph (C)(7)(e)(v) of this
                                    Article IV above) in payment of such
                                    dividend or Distribution shall be deemed to have been issued on the record date for such dividend or Distribution and shall be deemed to have been issued without consideration.

                                             (x) Other Dividends. In the case of
                                    the payment or making of a dividend or other
                                    Distribution on Common Stock in property
                                    (excluding Common Stock, Convertible
                                    Securities and Options, but including all other securities), such dividend or other Distribution shall be deemed to have been paid or made on the record date for such dividend or other Distribution and in the amount of such dividend or other Distribution in property on such record date, as determined by the Board of Directors of the corporation in the good faith exercise of its business judgment.

                                             (y) Reclassification. The
                                    reclassification of securities other than
                                    Common Stock into securities including
                                    Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

                                             (z) Record Date. In the event that
                                    there shall be no record date for the
                                    determination of stockholders entitled to any dividend or Distribution declared by the corporation, the first business day during which the stock transfer books of the corporation shall be closed for the purpose of such determination shall be deemed to be the record date for the determination of stockholders entitled to such dividend or Distribution.

                                    ii. Change in Option Price or Conversion
                           Rate. In the event that the purchase price provided for in any Option referred to in paragraph
                           (C)(7)(e)(v) of this Article IV, or the rate at which any Convertible


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
                           Securities referred to in paragraph (C)(7)(e)(v) of this Article IV are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price for the Series A Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. In the event that the purchase price provided for in any such Option referred to in paragraph (C)(7)(e)(v) of this Article IV or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (C)(7)(e)(v) of this Article IV or the rate at which any Convertible Securities referred to in paragraph (C)(7)(e)(v) of this Article IV are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price for the Series A Stock then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have been obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

                                    iii. Termination of Option or Conversion
                           Rights. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price for the Series A Stock shall, upon such termination, be changed to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

                                    iv. Stock Splits. In the event the
                           outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Current Conversion Price for the Series A Stock shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares of Common Stock, the Current Conversion Price shall, simultaneously with the effectiveness of such combination, be proportionately increased. For the purposes of paragraph (C)(7)(d)(i) and this paragraph
                           (C)(7)(d)(iv) of this Article IV, a distribution of Common Stock to holders of Common Stock in which the number of shares distributed is twenty-five percent (25%) or more of the number of shares of Common Stock upon which the distribution is to be made


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
                           shall be deemed to be a subdivision of Common Stock, and a distribution of a lesser number of shares of Common Stock shall be deemed to be a stock dividend.

                                    v. Recapitalizations and Mergers. In case of
                           any classification, reclassification or other reorganization of the capital stock of the corporation, or in case of the consolidation or merger of the corporation with or into another corporation, or the conveyance to another corporation of all or any major portion of the assets of the corporation, then, as part of such classification, reclassification, reorganization, consolidation, merger, or conveyance, adequate provision shall be made whereby each holder of shares of Series A Stock upon the exercise of the conversion privilege shall be entitled to receive on the same basis and conditions as provided herein with respect to Common Stock of the corporation, the stock, securities or other property which such holders would have been entitled to receive upon such classification, reclassification or other reorganization, consolidation, merger or conveyance, if such holder had exercised the conversion privilege immediately prior to such classification, reclassification or other reorganization, consolidation, merger or conveyance, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or other property thereafter deliverable upon the exercise of such conversion privilege; and, as a condition of any such consolidation, merger, or conveyance, any corporation which shall become successor to the corporation by reason of such consolidation, merger or conveyance shall expressly assume the obligation to deliver, upon the exercise of the conversation privilege, such shares of stock, securities or other consideration as the holders of shares of the Series A Stock shall be entitled to receive pursuant to the provisions hereof. The foregoing provisions shall similarly apply to successive classifications, reclassifications, or other reorganizations and to successive consolidations, mergers, and conveyances of or by any such successor.

                                    vi. Successive Changes. The above provisions
                           of this paragraph (C)(7) of Article IV shall similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

                                    vii. Other Events Altering Conversion Price.
                           Upon the occurrence of any event not specifically denominated in this paragraph (C)(7)(e) of Article IV as altering the Conversion Price for the Series A Stock that, in the reasonable exercise of the business judgment of the Board of Directors of the corporation requires, on equitable principles, the alteration of such Conversion Price, such Conversion Price, will be so equitably altered.

                                    viii. Miscellaneous Conversion Price
                           Matters. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series A Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Common Stock upon the conversion of such Series A Stock. No fractions of Common Stock shall be issued upon the conversion of Series A Stock and in lieu thereof the corporation shall pay the holder an amount in cash equal to the fair market value of such fractional interest as determined by the Board of Directors of the corporation in the exercise of its good faith business judgment.

                                    ix. Excluded Events. Notwithstanding
                           anything in this paragraph (C)(7)(e) of Article IV to the contrary, the Conversion Price for the Series A Stock shall not be adjusted by virtue of (A) the conversion of 315,000 shares of Series A Stock into shares of Common Stock and (B) the repurchase of shares of Common Stock from the corporation's employees, consultants, officers or directors at such prices as may be approved of by the corporation's Board of Directors, and none of such shares shall be included in any manner in the computation from time to time of the Conversion Price for the Series A Stock under paragraph (C)(7)(e) of Article IV or in Common Stock Outstanding for purposes of such computation.

                  8.       Preemptive Rights.

                           The holders of Series A Stock shall have no
                  preemptive right to purchase or otherwise acquire shares of any class or series of stock or other securities of the corporation now or hereafter authorized.

                  D. The rights, preferences, privileges, restrictions and other matters relating to the Series B Stock are as follows:

                  1.       Definitions.

                           As used herein with respect to the Series B Stock,
                  the following terms shall have the following meanings:

                           a. The term "Junior Stock" shall mean the Common
                  Stock, the Series A Stock and any other class or series of stock of the corporation hereafter authorized or created over which the shares of the Series B Stock have preference or priority in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

                           b. The term "parity" shall mean the shares of any
                  class or series of stock of the corporation in equal ranking with the shares of the Series B Stock in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

                  2.       Designation and Number of Shares.

                                    Each share of the Series B Stock shall be
                  identical in all respects to every other share of the Series B Stock. Shares of the Series B Stock acquired by the corporation shall be cancelled and shall revert to authorized but unissued shares of Series B Stock.

                  3.       Dividend Rights.

                           a. Holders of the Series B Stock, in preference to
                  the holders of any Junior Stock, shall be entitled to receive, but only out of funds legally available therefor, cumulative, cash dividends at the rates per share per annum specified in the immediately following sentence, and no more, payable annually on July 1 of each year to stockholders of record as of the fifteenth day of the month immediately preceding the payment date. Such dividend rates per share per annum shall be $12.00 for the annual dividend periods ending on each of July 1, 1993, July 1, 1994 and July 1, 1995; $10.00 for the annual dividend period ending on July 1, 1996; and $7.70 for the annual dividend period ending on July 1, 1997 and each annual dividend period thereafter. If any dividend payment date shall fall on a Saturday, Sunday or holiday as determined by the corporation, then such dividend payment date shall be the first succeeding day that is not a Saturday, Sunday or holiday as determined by the corporation. The first such dividend shall not be paid until July 1, 1993, but it shall include the full dividend accrued from July 1, 1992 through such date. No dividend whether in cash or property shall be paid or declared, nor shall any other distribution be made, for any annual dividend period on any shares of any class or series of stock of the corporation ranking on a parity with the Series B Stock in the payment of dividends unless at the same time a dividend or other distribution for the same annual dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid, or declared and set apart for, or made, on all shares of the Series B Stock then issued and outstanding and entitled to receive such dividend or other distribution.

                           b. So long as any shares of the Series B Stock shall
                  be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock be purchased, redeemed, or otherwise acquired for value by the corporation or any subsidiary of the corporation, unless all cumulative dividends on the shares of the Series B Stock for all past annual dividend periods and for the then current annual period shall have been paid or declared and a sum sufficient for the payment thereof set apart therefor, except that the corporation may purchase, redeem or otherwise acquire for value shares of Junior Stock pursuant to the corporation's obligations created under (i) all employee benefit plans and programs that were adopted or implemented by CMC prior to August 1, 1992 and assumed or adopted by the corporation, and all agreements related thereto; (ii) all agreements that were entered into prior to August 1, 1992 between (1) the corporation and certain employees and former employees of CMC and

                  (2) CMC and certain employees and former employees of CMC and assumed or adopted by the corporation, pursuant to which such persons in each case may require the corporation to purchase shares of Common Stock; and (iii) all amendments, changes and modifications of the foregoing plans, programs and agreements, or any of them, heretofore or hereafter adopted or approved from time to time by the Board of Directors.

                           c. Subject to the foregoing and to any further
                  limitations prescribed in accordance with this Restated Certificate of Incorporation, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any Junior Stock, and shares of Series B Stock shall not be entitled to share therein.

                           d. All unpaid cumulative dividends on the Series B
                  Stock shall bear interest ("Series B Unpaid Dividend Interest") at the rate of ten percent (10%) per annum, compounded annually and payable only when all cumulative dividends on the shares of Series B Stock for all past annual dividend periods and for the then current annual period are paid or as otherwise expressly provided in this Article IV, paragraph (D).

                  4.       Voting Rights.

                           a. Except as hereinafter provided in paragraph
                  (D)(4)(b) of this Article IV or otherwise required by law, the Series B Stock shall not be entitled to vote on any matters.

                           b. If and whenever dividends due but unpaid on the
                  Series B Stock equal or exceed an amount equal to two full annual dividends on the Series B Stock, then until the entire amount of such unpaid dividends shall have been paid in full, the number of members of the Board of Directors shall automatically be increased by one and the holders of Series B Stock, voting as a class with each holder of a share entitled to one vote per share held, shall be entitled to elect one director to the Board of Directors. The holders of the Common Stock and such other of the corporation's capital stock as shall have the right to vote for the election of directors shall continue to elect the number of directors to which they would otherwise be entitled to elect.

                           If and when all dividends theretofore in default on
                  the Series B Stock shall be paid, the holders of Series B Stock shall thereupon be divested of such special right to elect a member of the Board of Directors, but subject always to the same provisions for the vesting of such special rights of the holders of the Series B Stock in case of further like default or defaults.

                           At any time after the voting power to elect one
                  member of the Board of Directors shall have become vested in the Series B Stock as provided in this paragraph (D)(4)(b) of
                  Article IV, the Board of Directors shall, upon the request of the holders of at least fifty-one percent in interest of the Series B Stock, addressed to the principal office of the corporation, take action to immediately appoint the nominee of the Series B Stock. In the event that the foregoing action is not taken within five (5) days after receipt of such request from the holders of the Series B Stock, the President or any Vice President of the corporation shall call a special meeting of the holders of the Series B Stock, the Series A Stock, the Common Stock and such other of the corporation's capital stock as shall then have the right to vote for the election of directors, to be held at the place and upon the notice provided in the by-laws of the corporation for the holding of meetings. If such meeting shall not be so called as soon as possible after personal service of the request, or the mailing of the same by registered mail within the United States of America, then the record holders of at least ten percent of the Series B Stock may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided and for that purpose shall have access to the stockholder lists and other appropriate records of the corporation. At any meeting so called or at any annual meeting held while the holders of Series B Stock have the voting power to elect one member of the Board of Directors, the holders of a majority of the then outstanding shares of the Series B Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of the additional director as herein provided; and the person so elected as a director, together with such persons, if any, as may be elected as directors by the holders of the Common Stock and the Series A Stock, and such other of the corporation's capital stock as shall then have the right to vote for the election of directors, shall constitute the duly elected directors of the corporation. In the event the holders of the Common Stock, and such other of the corporation's capital stock as shall then have the right to vote for the election of directors, fail to elect the number of directors which they are entitled to elect at such meeting, such directors shall be elected by a majority vote of the Series B Stock represented at the meeting. In the event that a director appointed as a nominee of, or elected by, the Series B Stock shall die or otherwise be unable to serve, a new director may be elected by the Series B Stock. In the event that a director elected by the holders of the Common Stock and such other of the corporation's capital stock as shall then have the right to vote for the election of directors shall die or otherwise be unable to serve, a new director or directors may be appointed by the directors elected by the holders of such stock. When the rights of the Series B Stock to vote as provided in this paragraph (D)(4)(b) of Article IV have ceased, as hereinabove provided, the term of office of the person appointed as a nominee of, or elected by, them as a director shall terminate immediately.

                  5.       Liquidation Rights.

                           Upon any voluntary or involuntary liquidation,
                  dissolution or winding up of the corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of the Series B Stock shall be entitled to be paid out of the assets of the corporation an amount equal to $100 per share, plus all unpaid cumulative dividends to the date of such payment, whether or not earned or declared, together with Series B Unpaid Dividend Interest thereon, if any, to the date of such payment. After such payment is made in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation the holders of the Series B Stock shall not be entitled to any other payments, and the remaining assets of the corporation, if any, shall be distributed among the holders of Junior Stock according to their respective rights and preferences. If, upon any such liquidation, dissolution or winding up, the assets of the corporation shall be insufficient to make in full the payments provided for herein to the holders of he Series B Stock and all other classes and series of stock ranking on a parity with such class, then such assets shall be distributed among the holders of the Series B Stock and all other classes and series of stock ranking on a parity with such class at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation or merger of the corporation with or into any other unaffiliated corporation or corporations or a sale, lease or conveyance (whether for cash, shares of stock, securities or properties) of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (D)(5) of this Article IV. For purposes of this paragraph, an "unaffiliated corporation" shall mean any corporation other than a corporation of which 50% or more of the voting securities are owned either by the corporation or Thomas B. Crowley, Sr.

                  6.       Redemption.

                           a. The shares of the Series B Stock may be redeemed,
                  in whole or in part, at the option of the corporation, at any time. The redemption price shall be $100 per share, plus all unpaid cumulative dividends to the date of such redemption, whether or not earned or declared, together with Series B Unpaid Dividend Interest thereon, if any, to the date of such redemption.

                           b. In case of any redemption of shares of the Series
                  B Stock, the corporation shall give notice of such redemption to the holders of the shares of the Series B Stock in the following manner: a notice describing the redemption, the number of shares of Series B Stock of each such holder to be redeemed and the time and place of redemption shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares of the Series B Stock at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days prior to the date fixed for redemption. In the event such notice is not given to any such holder, the failure to give such notice shall not affect the validity of the proceedings for the redemption of any other shares. From and after the date fixed in any such notice as the date of redemption, all dividends and Series B Unpaid Dividend Interest, if any, upon the shares of the Series B Stock called for redemption shall cease to accrue, and all rights of the holders of said shares as stockholders of the corporation shall cease and terminate, except the right to receive the redemption price plus all unpaid cumulative dividends to the specified date of redemption (together with Series B Unpaid Dividend Interest thereon, if any, through the specified date of redemption, but without any other interest) upon surrender of the certificate(s) representing the shares of the Series B Stock. In case less than all shares represented by a certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           c. If less than all of the outstanding shares of
                  Series B Stock are to be redeemed, the number of shares of Series B Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of shares of Series B Stock to be redeemed by a fraction, the numerator of which is the total number of shares of Series B Stock held by such holder and the denominator of which is the total number of shares of Series B Stock outstanding, rounded to the nearest whole share.

                           d. Nothing herein shall prevent the corporation from
                  purchasing shares of any class of Preferred Stock from any holder thereof on such terms as may be negotiated between the corporation and such holder.

                  7.       Sinking Fund.

                           a. As and for a sinking fund for the redemption of
                  shares of the Series B Stock, the corporation shall set aside in trust, out of funds legally available for that purpose, on or before the business day next preceding July 1 in each year commencing 1998 as a sinking fund payment, an amount in cash sufficient to redeem on each July 1 the number of shares of the Series B Stock which would constitute twenty percent (20%) of the shares of the Series B Stock initially issued and outstanding (the "Sinking Fund Payment"). A final Sinking Fund Payment sufficient to retire the then outstanding shares of Series B Stock shall be made on July 1, 2002. Each such Sinking Fund Payment shall be applied on such July 1 to the redemption of shares of the Series B Stock at the price of $100 per share plus all unpaid cumulative dividends to the date of such redemption, whether or not earned or declared, together with Series B Unpaid Dividend Interest thereon, if any.

                           b. Shares acquired and delivered to the corporation
                  for cancellation otherwise than pursuant to paragraph
                  (D)(7)(a) of this Article IV may be used to reduce the amount of any mandatory Sinking Fund Payment. No Sinking Fund Payment(s) or payment may be made so long as any cumulative dividends payable on the Series B Stock are unpaid; provided, however, that any Sinking Fund Payment may be made if any unpaid cumulative dividends payable on the Series B Stock are paid on the same day that such Sinking Fund Payment is made.

                           c. Notice of redemption, the manner of selection of
                  the shares to be redeemed and the effect of depositing funds for purposes of making any Sinking Fund Payment and related redemption of shares in trust shall be as set forth in paragraph (D)(6) of this Article IV.

                           d. If for any reason any Sinking Fund Payment is
                  unpaid and is more than ninety (90) days in arrears, then and until all accrued Sinking Fund Payments have been made, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of Junior Stock be purchased, redeemed or otherwise acquired for value by the corporation or any subsidiary of the corporation (other than any dividend payable in Junior Stock or any acquisition of shares of Junior Stock in exchange for shares of any other Junior Stock), except that the corporation may purchase, redeem or otherwise acquire for value shares of Junior Stock pursuant to the corporation's obligations created under (i) all employee benefit plans and programs that were adopted or implemented by CMC prior to August 1, 1992 and assumed or adopted by the corporation, and all agreements related thereto; (ii) all agreements that were entered into prior to August 1, 1992 between (1) the corporation and certain employees and former employees of CMC and (2) CMC and certain employees and former employees of CMC and assumed or adopted by the corporation, pursuant to which such persons in each case may require the corporation to purchase shares of Common Stock; and (iii) all amendments, changes and modifications of the foregoing plans, programs and agreements, or any of them, heretofore or hereafter from time to time adopted or approved by the Board of Directors.

                  8.       Conversion.

                           The Series B Stock shall not be convertible into any
                  other securities of the corporation.

                  9.       Preemptive Rights.

                           The holders of the Series B Stock shall have no
                  preemptive right to purchase or otherwise acquire shares of any class or series of stock or other securities of the corporation now or hereafter authorized.

                  10.      Request for Optional Redemption.

                           The estate of a holder of Series B Stock will have
                  the right, for a period of 90 days following the death of such holder, to request the redemption of such shares at $100 per share plus accrued but unpaid cumulative dividends to the date of such redemption, together with Series B Unpaid Dividend Interest thereon, if any, to the date of redemption; provided, however, that the corporation shall have no obligation to redeem any of such shares and such request shall not obligate the corporation or its Board of Directors to act upon such a request. However, the Board of Directors shall make a good faith effort to discuss such request at its next regularly scheduled meeting and, after taking into account such factors as it shall deem appropriate and if it determines that such action is in the best interests of the corporation and its stockholders, may cause the corporation to so redeem such shares.

                                       V.

                  A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.

                  B. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend or repeal the by-laws of the corporation. Any by-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the stockholders of the corporation entitled to vote.

                  C. The number of directors constituting the whole Board of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than six (6) nor greater than ten (10). During any period when the holders of the Series B Stock have the right to elect one (1) director to the Board of Directors, then and only during such time as such right continues, the then authorized number of directors shall be increased automatically without any action of the Board of Directors by one (1). Otherwise than as provided in the preceding two sentences, the number of directors may not be changed except by amendment of this paragraph C of Article V.

                  D. No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the corporation or its stockholders,
         (2) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (4) shall have derived an improper personal benefit. Neither the amendment nor repeal of this paragraph D of Article V, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this paragraph D of Article V, shall eliminate or reduce the effect of this paragraph D of Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph D of Article VI, would accrue or arise, prior to such amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  E. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

                           1. If a claim under this Article V is not paid in
                  full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware.

                           2. If the General Corporation Law of the State of
                  Delaware is hereafter amended to permit the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  F. Any repeal or modification of the foregoing provisions of this Article V, including without limitation any contractual rights arising under or authorized by it, by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

                                      VI.

                  Election of directors need not be by written ballot, unless the by-laws of the corporation shall so provide.

                                      VII.

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the immediately preceding sentence, in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, paragraphs D, E or F of Article V.

         IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 31st day of July, 1992.

                                        CROWLEY NEW HOLDING CORPORATION

                                        By:  /s/ Thomas B. Crowley
                                           -------------------------------------
                                                Thomas B. Crowley
                                            Chairman of the Board and
                                             Chief Executive Officer

Attest:



By:    /s/ Tana Shipman
   -----------------------------------
           Tana G. Shipman
              Secretary



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